As filed with the Securities and Exchange Commission on November 26, 1996
                              Registration No.333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1993
                              --------------------

                             LASERSIGHT INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                     Delaware                                  65-0273162
              (State of Incorporation)                     (I.R.S. Employer
                                                          Identification No.)

                               12161 Lackland Road
                            St. Louis, Missouri 63146
                    (Address of Principal Executive Officers)

                             LaserSight Incorporated
                    Non-Employee Directors Stock Option Plan
                            (Full Title of the Plan)
                             ----------------------

               Gregory L. Wilson                          With Copies To:
             Chief Financial Officer                 Jacques K. Meguire, Esq.
             LaserSight Incorporated             Sonnenschein Nath & Rosenthal
               12161 Lackland Road                      8000 Sears Tower
            St. Louis, Missouri  63146              Chicago, Illinois 60606
                 (314) 469-3220                          (312) 876-8000
     (Name, Address, and Telephone Number
            of Agent for Service)

                             ----------------------

                                         CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                  Proposed           Proposed
                               Amount              maximum           maximum           Amount of
 Title of securities to         to be           offering price       aggregate       registration
      be registered          registered           per share       offering price         fee
--------------------------------------------------------------------------------------------------------
Common Stock, par value
$.001 per share            200,000 shares    $ 5.78125 (1)(2)      $ 1,156,250 (1)    $ 350.38 (1)
========================================================================================================

(1) Calculated pursuant to Rules 457(h)(1) and 457(c) based on the average of the high and low prices of the Registrant's common stock on November 25, 1996 as reported by the NASDAQ National Market.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE
                                ----------------


As permitted by the rules of the Securities and Exchange Commission (the "Commission"), this Registration Statement omits the information specified in
Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3:  Incorporation of Documents by Reference
         ---------------------------------------
         The  following  documents  filed  with  the  Commission  by  LaserSight
Incorporated (the "Company") (File No. 0-19671) are incorporated in this Registration Statement on Form S-8 (the "Registration Statement") by reference:

     1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996;

     3. The Company's Current Reports on Form 8-K filed with the Commission on April 16, 1996, May 6, 1996, July 8, 1996, July 9, 1996, July 18,
          1996, September 6, 1996, and September 16, 1996; and

     4. The description of the Common Stock contained in the Company's Form 8-A/A (Amend. No. 2) filed with the Commission on April 26, 1996.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been sold or which deregisters all of the securities offered then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4:  Description of Securities
         -------------------------
         Not applicable.

Item 5:  Interests of Named Experts and Counsel
         --------------------------------------
         Not applicable.

Item 6:  Indemnification of Directors and Officers
         -----------------------------------------
         Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers as well as other employees and individuals in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. In addition, pursuant to the authority of Delaware law, the Certificate of Incorporation, as amended, of the Company also eliminates this monetary liability of directors to the fullest extent permitted by Delaware law.

         The Company maintains directors' and officers' liability insurance policies covering certain liabilities of persons serving as officers and directors and providing reimbursement to the Registrant for its indemnification of such persons.

Item 7:  Exemption from Registration Claimed
         -----------------------------------
         Not applicable.

Item 8:  Exhibits
         --------
       Exhibit No.                       Description
--------------------------------------------------------------------------------

           4.1 Certificate of Incorporation of LaserSight Incorporated, and all amendments thereto (filed as Exhibit 1 to the Form 8-A/A filed on January 17, 1996 and is incorporated herein by reference).

           5.1     Opinion of Sonnenschein Nath & Rosenthal.

          23.1     Consent of Sonnenschein Nath & Rosenthal (see Exhibit 5).

          23.2     Consent of KPMG Peat Marwick LLP.

          23.3     Consent of Lovelace, Roby & Company, P.A.

          24.1     Powers of Attorney.
================================================================================

Item 9:  Undertakings
         ------------
Rule 415 Offering.
------------------

         The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i)  To  include  any  prospectus   required  by  Section  10(a)(3)  of the
     Securities  Act  of  1933 ("Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

Incorporation of Subsequent Exchange Act Documents by Reference.
----------------------------------------------------------------

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Form S-8 Registration Statement.
--------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding ) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, LaserSight Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on November 26, 1996.

                                   LASERSIGHT INCORPORATED


                                   By: /s/ Gregory L. Wilson
                                       -------------------------------
                                           Gregory L. Wilson
                                           Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.

/s/ Michael R. Farris*                                        November 26, 1996
---------------------------------------------
Michael R. Farris, President, Chief Executive
 Officer and Director

/s/Francis E. O'Donnell, Jr.*                                 November 26, 1996
---------------------------------------------
Francis E. O'Donnell, Jr., M.D., Chairman of
 the Board and Director

/s/ Emanuela Dobrin-Charlton*                                 November 26, 1996
---------------------------------------------
Emanuela Dobrin-Charlton, Ph.D., Director

/s/ Richard C. Lutzy*                                         November 26, 1996
---------------------------------------------
Richard C. Lutzy, Director

/s/ Thomas Quinn*                                             November 26, 1996
---------------------------------------------
Thomas Quinn, Director

/s/ J. Richard Crowley*                                       November 26, 1996
---------------------------------------------
J. Richard Crowley, Director

/s/ David T. Pieroni*                                         November 26, 1996
---------------------------------------------
David T. Pieroni, Director


/s/ Gregory L. Wilson*                                        November 26, 1996
---------------------------------------------
Gregory L. Wilson, Chief Financial Officer
(Principal accounting officer)

----------
* / By:  /s/ Gregory L. Wilson
--       ---------------------------------------
        (Gregory L. Wilson, as Attorney-in-Fact)

                                INDEX TO EXHIBITS



      Exhibit No.                      Description
--------------------------------------------------------------------------------

          4.1 Certificate of Incorporation of LaserSight Incorporated, and all amendments thereto (filed as Exhibit 1 to the Form 8-A/A filed on January 17, 1996 and is incorporated herein by reference).

          5.1     Opinion of Sonnenschein Nath & Rosenthal.

         23.1     Consent of Sonnenschein Nath & Rosenthal (see Exhibit 5).

         23.2     Consent of KPMG Peat Marwick LLP.

         23.3     Consent of Lovelace, Roby & Company, P.A.

         24.1     Powers of Attorney.